UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2023

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 285-5400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, $0.01 par value	OFC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2023, Corporate Office Properties, L.P. (the “Issuer”), the operating partnership of Corporate Office Properties Trust (the “Guarantor”), issued $345 million aggregate principal amount of its 5.25% Exchangeable Senior Notes due 2028 (the “Notes”), which included $45 million principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined below) pursuant to the Purchase Agreement (as defined below). The Notes were issued in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed (the “Guarantee”), on a senior unsecured basis, by the Guarantor. The Notes bear interest at a rate of 5.25% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes will mature on September 15, 2028, unless earlier exchanged, redeemed or repurchased. In connection with the Offering, the Issuer and the Guarantor entered into a Purchase Agreement dated September 7, 2023 (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”).

The net proceeds from the sale of the Notes were approximately $336 million, after deducting the Initial Purchasers’ discounts and commissions but before deducting estimated offering expenses payable by the Issuer. The Issuer intends to use the net proceeds from the Offering for general corporate purposes, including the redemption or repayment of indebtedness (which may include the pay down of borrowings under the Issuer’s revolving credit facility) and the pre-funding of future development investment.

Indenture

The Notes and the Guarantee were issued pursuant to an indenture, dated as of September 12, 2023 (the “Indenture”), among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as trustee.

Prior to the close of business on the business day immediately preceding June 15, 2028, the Notes are exchangeable at the option of holders only upon certain circumstances and during certain periods. On or after June 15, 2028, the Notes will be exchangeable at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date.

The Notes will be exchangeable at an initial exchange rate of 33.3739 of the Guarantor’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $29.96 per Common Share and an initial exchange premium of approximately 22.5% to the closing price of $24.46 per Common Share reported on the New York Stock Exchange on September 7, 2023). The exchange rate is subject to customary anti-dilution adjustment provisions and is subject to adjustment, up to a maximum of 40.8830 Common Shares per $1,000 principal amount of Notes, upon the occurrence of certain events as provided in the Indenture, but will not be adjusted for any accrued and unpaid interest. The Notes will be exchangeable for cash up to the aggregate principal amount of the Notes to be exchanged and, in respect of the remainder of the exchange obligation, if any, in excess thereof, cash, Common Shares or a combination thereof, at the election of the Issuer.

If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date for the notes, subject to certain conditions and a limited exception, holders of the Notes may require the Issuer to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if certain corporate events occur or if the Issuer calls any Notes for redemption, the Issuer may be required, in certain circumstances, to increase the exchange rate for any Notes in connection with any such corporate event or exchange their Notes called (or deemed called, as provided in the Indenture) for redemption by a specified number of Common Shares.

The Issuer may redeem for cash all or any portion of the Notes, if the Guarantor’s board of trustees (or a committee thereof) determines such redemption is necessary to preserve the Guarantor’s status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. On any business day on or after September 21, 2026 and prior to the 51st scheduled trading day immediately preceding the maturity date, the Issuer may redeem the Notes, at its option, in whole or in part, if the last reported sale price of the Common Shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes and the Guarantee are the Issuer’s and the Guarantor’s senior unsecured obligations, respectively, and as applicable, rank senior in right of payment to any of the Issuer’s and the Guarantor’s indebtedness that is expressly subordinated in right of payment to the Notes or the Guarantee, as applicable, rank equal in right of payment with any of the Issuer’s or the Guarantor’s liabilities that are not so subordinated, are effectively subordinated in right of payment to any of the Issuer’s or the Guarantor’s secured indebtedness to the extent of the value of the assets securing such indebtedness and are effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Issuer’s and the Guarantor’s respective subsidiaries (other than the Issuer).

The Indenture provides for customary events of default, all as described in the Indenture.

With the exception of covenants restricting the Issuer’s and Guarantor’s ability to merge, consolidate or sell substantially all of their respective assets, the Indenture does not provide for any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Issuer, the Guarantor or any of the Issuer’s or the Guarantor’s other subsidiaries.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on September 12, 2023, the Issuer and the Guarantor entered into a registration rights agreement (the “Registration Rights Agreement”) with the Representative, as representative of the Initial Purchasers.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

• on or before the 90th day after the original issuance of the Notes, cause a shelf registration statement to become effective or file a resale prospectus supplement to an effective shelf registration statement with the Securities and Exchange Commission (the “SEC”) providing for the registration of, and the sale on a continuous or delayed basis by the holders of, the Common Shares, if any, deliverable upon exchange of the Notes; and

• use commercially reasonable efforts to keep the shelf registration statement or resale prospectus effective to and including the earlier of (1) the 50th trading day immediately following the Maturity Date (subject to extension for any suspension of the effectiveness of the registration during such 50-trading day period immediately following the Maturity Date) and (2) the 50th trading day immediately following the date on which (i) there are no longer outstanding any Notes or (ii) there are no Common Shares delivered or deliverable upon exchange thereof that would be “restricted” securities (within the meaning of Rule 144 under the Securities Act).

If the Issuer does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the Notes, the Issuer will be required to pay additional interest to holders of the Notes. If a holder of the Notes exchanges some or all of its Notes, such holder will not be entitled to additional interest with respect to the Notes so exchanged. However, if such holder exchanges some or all of its Notes when there exists a registration default with respect to Common Shares, the Issuer will increase the applicable exchange rate by 3% for each $1,000 principal amount of Notes so exchanged instead of paying any additional interest.

The description of the Indenture, the Notes and the Registration Rights Agreement above is qualified in its entirety by reference to the text of the Indenture, form of the Notes and the Registration Rights Agreement, copies of which are included as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes, the Guarantee and the Indenture set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information with respect to the Notes, the Guarantee, the Indenture and the Registration Rights Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and sale of the Notes and the Guarantee to the Initial Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuer and the Guarantor relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The offer and sale of the Notes, the Guarantee and the underlying Common Shares deliverable upon exchange of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Guarantor intends to file a registration statement or a resale prospectus supplement to an effective shelf registration statement with the SEC providing for the registration of, and the sale on a continuous delayed basis by the holders of, the Common Shares, if any, issuable upon exchange of the Notes, pursuant to the Registration Rights Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
4.1*	Indenture, dated September 12, 2023, among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association.
4.2*	Form of 5.25% Senior Exchangeable Notes due 2028 (included in Exhibit 4.1).
10.1*	Registration Rights Agreement, dated as of September 12, 2023, among the Issuer, the Guarantor and the Representative.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE OFFICE PROPERTIES TRUST

/s/ Anthony Mifsud
Anthony Mifsud
Executive Vice President and Chief Financial Officer

September 14, 2023